UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 11, 2022 (February 9, 2022)

NEWELL BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6655 Peachtree Dunwoody Road,
Atlanta, Georgia 30328
(Address of principal executive offices including zip code)
(770) 418-7000
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC
Securities registered pursuant to Section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2022 Long Term Incentive Plan

On February 9, 2021, the Equity Award Subcommittee (the “Subcommittee”) of the Compensation and Human Capital Committee (together with the Subcommittee, individually or collectively referred to herein as “the Committee”) of the Board of Directors (the “Board”) of Newell Brands Inc. (the “Company”) approved the 2022 Long Term Incentive Plan Terms and Conditions under the Company’s shareholder approved 2013 Incentive Plan (as amended, the “LTIP”), pursuant to which the Company makes annual long term incentive awards based on shares of the Company’s common stock, including performance based restricted stock units (“PRSUs”), time based restricted stock units (“TRSUs”) and stock options (“Options”). Under the LTIP, the Committee (and in the case of the Chief Executive Officer, the independent members of the Board) approves PRSU, TRSU and Option awards to key employees, including the named executive officers. The value of the LTIP award is based upon a percentage of the named executive officer’s salary or such other dollar value as is determined by the Committee (or the Board). Under the LTIP, a named executive officer’s LTIP award in 2022 will be comprised of 50% PRSUs, 20% TRSUs and 30% Options by value. PRSU and TRSU awards under the LTIP vest three years from the date of grant. Option awards vest ratably in one-third increments on each of the first, second and third anniversaries of the date of the grant.

The PRSUs awarded may vest at 0% to 200% depending upon achievement of equally-weighted performance goals for Annual Core Sales Growth and Cumulative Free Cash Flow (as defined in the LTIP) set by the Committee. Additionally, following the determination of the extent to which the Company has achieved its performance goals, a positive or negative adjustment to the payout will be made based upon a comparison of the Company’s total shareholder return (“TSR”) relative to a pre-determined set of comparator group companies (the “Comparator Group”) for the three-year performance period. If the Company’s ranking is in the bottom quartile of the Comparator Group at the end of the performance period, the payout percentage will be multiplied by 90% to determine the total payout percentage of the award (and the total payout percentage for the award will be no higher than target (100%), even if the calculation results in a higher payout). If the Company’s ranking is in the top quartile of the Comparator Group at the end of the performance period, the payout percentage will be multiplied by 110%. For a ranking in the second or third quartile, no adjustment will be made. The total payout percentage for the award will not exceed 200 percent of the target.

The summary above is qualified in its entirety by reference to the LTIP, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

2022 Bonus Program

On February 9, 2022, the Committee used its discretion under the Newell Brands Inc. Amended and Restated Management Bonus Plan, dated February 10, 2021, to establish the performance criteria for the 2022 bonus awards (the “2022 Bonus Program”). For named executive officers Ravichandra Saligram, Christopher Peterson and Bradford Turner, 2022 bonus awards will be tied to corporate performance goals including adjusted earnings per share, core sales growth, adjusted operating cashflow and certain corporate operations metrics (the “Corporate Payout Metrics”). Named executive officers Laurel Hurd and Kristine Malkoski’s 2022 bonus awards will be 50% based on the Corporate Payout Metrics and 50% based on applicable business unit metrics, including adjusted operating income, core sales growth, adjusted gross margin and operations metrics. Following the completion of 2022, named executive officers are eligible to receive a bonus equal to such named executive officer’s base salary multiplied by the product of the target payout percentage described below and the Aggregate Corporate Performance Bonus Multiplier (as defined below), in each case based on attainment of applicable performance goals, and subject to adjustment up or down, based on individual performance, quality of results or other factors deemed relevant by the Committee.

The “Aggregate Corporate Performance Bonus Multiplier” is a percentage from 0% to 200% determined by the Committee based on achievement of specified performance criteria for each applicable 2022 bonus award. The named executive officers will participate in the 2022 Bonus Program with a target payout equal to the percentage of their respective base salary as set forth below. In order to receive their bonuses, participants generally will be required to continue to be employed by the Company through the date of payment. The amount awarded to a named executive officer under the Bonus Plan will range between 0% and 200% of the target payout indicated below, based on the extent to which applicable performance criteria are met.

Name	Target Payout As a Percentage of Base Salary
Ravichandra Saligram	160%
Christopher Peterson	120%
Bradford Turner	100%
Laurel Hurd	75%
Kristine Malkoski	65%

Letter Agreement with Mr. Peterson regarding Participation in the Executive Severance Plan

To harmonize severance benefits offered to current and former executives, the Board of Directors of the Company adopted the Newell Brands Inc. Executive Severance Plan (the “Severance Plan”) in July 2019. The Severance Plan provides severance pay, medical benefits and certain other benefits to eligible Company executives when their employment terminates under certain circumstances. A copy of the Severance Plan was filed with the U.S. Securities and Exchange Commission (the “SEC”) on a Current Report on Form 8-K dated July 30, 2019. On February 9, 2022 (the “Effective Date”) the Company and Christopher Peterson, Chief Financial Officer and President, Business Operations, entered into a letter agreement (the “Letter Agreement”) documenting the commencement of Mr. Peterson’s participation in the Severance Plan. As a result of the parties’ execution of the Letter Agreement, all of the Company’s named executive officers now participate in the Severance Plan.

Pursuant to the Letter Agreement, on the Effective Date, Mr. Peterson began participating in the Severance Plan and waived his rights to severance payments and other severance benefits under all existing arrangements, including his employment security agreement, his Compensation Arrangement dated November 21, 2018 (the “Original Offer Letter”) filed with the SEC as Exhibit 10.61 to the Annual Report on Form 10-K for the year ended December 31, 2018, his Offer Letter dated June 25, 2019 (the “2019 Offer Letter”) filed with the SEC on a Current Report on Form 8-K dated June 26, 2019 and the Amendment to the 2019 Offer Letter, dated December 28, 2020, filed with the SEC on a Current Report on Form 8-K dated December 30, 2020 (the “Amendment”), other than any provisions thereof that apply to awards with respect to Company securities granted prior to the Effective Date. Mr. Peterson and the Company further agreed that the provisions of the Amendment are terminated in full and shall be of no further force or effect.

Pursuant to the Letter Agreement, in the event Mr. Peterson is not satisfied with his career development at the relevant time, he may voluntarily terminate his employment effective as of a date that falls either between May 1 and May 15, 2022, or between February 14 and March 1, 2023, in each case, upon at least sixty days written notice to the Company (a “Qualifying Termination”), and such Qualifying Termination will be treated as a termination for Good Reason under the Severance Plan. In the event of such a Qualifying Termination, Mr. Peterson will be entitled to the benefits provided for a termination for Good Reason in the Severance Plan, and Section II(d) of the Severance Plan will apply to all of his awards of Company securities outstanding as of the date of the Letter Agreement to the same extent as if such awards had been granted following the Effective Date.

In order to receive the foregoing benefits, Mr. Peterson will be required to sign restrictive covenants and applicable release documentation (including confidentiality, non-solicitation and non-competition obligations) in the form substantially similar to that required of similarly situated employees of the Company.

The foregoing summary is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

(d)    Exhibits

Exhibit No.	Exhibit Description

10.1	2022 Long Term Incentive Plan Terms and Conditions
10.2	Letter Agreement, dated February 9, 2022, between the Company and Christopher H. Peterson regarding Participation in the Executive Severance Plan
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: February 11, 2022	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Administrative & Legal Officer

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